Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G to which this exhibit is attached is filed on behalf of each of them.

March 20, 2018
(Date)

Electrum Strategic Opportunities Fund II L.P.

By:	Electrum Strategic Opportunities Fund II GP
L.P., its general partner

By:	ESOF II GP Ltd., its general partner

By:	/s/ Michael Williams
	Name:	Michael Williams
	Title:	Authorized Person

Electrum Strategic Opportunities Fund II GP L.P.

By:	ESOF II GP Ltd., its general partner

By:	/s/ Michael Williams
	Name:	Michael Williams
	Title:	Authorized Person

ESOF II GP Ltd.

By:	/s/ Michael Williams
	Name:	Michael Williams
	Title:	Authorized Person

The Electrum Group LLC

By:	/s/ Michael Williams
	Name:	Michael Williams
	Title:	Authorized Person